                                                                     Exhibit 4.2



                              AMENDED AND RESTATED
                                DEED OF GUARANTY

      AMENDED AND RESTATED DEED OF GUARANTY (this "Amended and Restated Deed") dated as of November __, 2003, by and among UNITED NATIONAL GROUP, LTD., an exempted company formed with limited liability under the laws of the Cayman Islands (together with its successors and permitted assigns, the "Guarantor"), in favor of the holders of Senior Notes (as defined below) (together with their successors and permitted assigns, the "Senior Noteholders").

                              W I T N E S S E T H:

      WHEREAS, U.N. Holdings (Cayman), Ltd., an exempted company formed with limited liability under the laws of the Cayman Islands (the "Cayman Purchaser"), the Guarantor, U.N. Holdings II, Inc., a Delaware corporation, U.N. Holdings LLC, a Delaware limited liability company, U.N. Holdings Inc., a Delaware corporation, Wind River Investment Incorporation, a Delaware corporation (the "Company"), and the stockholders of the Company (the "Trusts") entered into an Amended and Restated Investment Agreement, dated of as September 5, 2003 (the "Investment Agreement"), pursuant to the terms of which the parties agreed, among other things, to enter into a transaction in which the Company would redeem 31.285647 shares of Wind River Common Stock held by the Trusts in exchange for 5% Senior Notes, due September 5, 2015, in an aggregate principal amount of $72,848,000 (the "Original Notes") (such redemptions, together with the other transactions contemplated by the Investment Agreement, the "Transactions");

      WHEREAS, the execution and delivery by the Guarantor of a Deed of Guaranty dated as of September 5, 2003 (the "Original Deed") was a condition to the obligations of the Trusts to consummate the Transactions;

      WHEREAS, the Guarantor had determined that it was in its best interests to guaranty the obligations of the Company under the Original Notes in favor of the Senior Noteholders in order to induce the Trusts to consummate the Transactions, without which the Trusts would not have been willing to consummate the Transactions;

      WHEREAS, the Original Deed was executed and delivered in connection with the consummation of the Transactions;

      WHEREAS, the Guarantor has determined that it is in its best interests that the Original Notes be amended and restated, acknowledges that the execution and delivery of this Amended and Restated Deed is necessary to induce the Senior Noteholders to accept the Senior Notes in exchange for the Original Notes, and has therefore determined that it is in its best interests to amend and restate the Original Deed; and

      WHEREAS, the Senior Notes are being issued simultaneously herewith in exchange for the Original Notes.

      NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

      1. Definitions.

            1.1 Certain Definitions. As used in this Amended and Restated Deed, the following terms shall have the meanings ascribed to them below. Any capitalized terms used in this Amended and Restated Deed that are not otherwise defined in this Amended and Restated Deed shall have the meaning ascribed to such terms in the Senior Notes.

            "Affiliate" has the meaning ascribed thereto in the Investment Agreement.

            "Action" has the meaning given in Section 7.5.

            "Amended and Restated Deed" has the meaning given in the preamble.

            "Cayman Purchaser" has the meaning given in the recitals.

            "Company" has the meaning given in the recitals.

            "Contract" has the meaning ascribed thereto in the Investment Agreement.

            "Event of Default" has the meaning ascribed thereto in the Senior Notes.

            "FPC" means Fox, Paine & Co., LLC, a Delaware limited liability company.

            "Guaranteed Obligations" means all amounts due from time to time from the Company in respect of the Senior Notes issued by the Company to the Senior Noteholders in the Transactions, including, without limitation, (a) any Principal Amount, (b) any interest on the unpaid balance of the Principal Amount, and (c) if there shall occur any Event of Default, all documented out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, investigators and other experts) incurred by the Senior Noteholders in connection with the protection, preservation, exercise or enforcement of any of the rights or remedies of the Senior Noteholders under the Senior Notes.

            "Guarantor" has the meaning given in the preamble.

            "Investment Agreement" has the meaning given in the recitals.

            "Law" has the meaning ascribed thereto in the Investment Agreement.

            "Original Deed" has the meaning given in the recitals.

            "Original Notes" has the meaning given in the recitals.

            "Person" has the meaning ascribed thereto in the Investment
Agreement.

            "Principal Amount" has the meaning ascribed thereto in the Senior Notes.

            "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, in respect of any share capital of the Guarantor or any ownership interest of its subsidiaries, now or hereafter outstanding, except (A) a dividend payable solely in share capital of the Guarantor pro rata to all holders or (B) a dividend payable by a subsidiary of the Guarantor to the Guarantor or a direct or indirect wholly-owned subsidiary of the Guarantor, and
(ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any share capital of the Guarantor or any ownership interest of its subsidiaries, now or hereafter outstanding, or of any warrants, rights or options to acquire any such share capital or other interests; provided, however, that any dividend or other distribution in respect of, or payment made in redemption or other repurchase of, any preferred shares of the Guarantor (other than the Series A Preferred Shares) issued subject to Section 6.1 of the Shareholders Agreement shall not be a Restricted Payment.

            "Senior Noteholders" has the meaning given in the preamble.

            "Senior Notes" means the amended and restated 5% Senior Notes, due September 5, 2015, in an aggregate principal amount of $72,848,000 issued by the Company to the Trusts as of the date hereof.

            "Series A Preferred Shares" means the Series A Preferred Shares, par value $0.0001, of the Guarantor.

            "Shareholders Agreement" means the Shareholders Agreement, dated as of September 5, 2003, by and among the Guarantor, Cayman Purchaser and the Trusts.

            "Transactions" has the meaning given in the recitals.

            "Trusts" has the meaning given in the recitals.

            1.2 Interpretation. Except as otherwise provided or if the context requires otherwise, whenever used in this Amended and Restated Deed, (a) any noun or pronoun shall be deemed to include the singular and the plural, (b) the terms "include" and "including" shall be deemed to be followed by the phrase "without limitation" and (c) the word "or" shall be inclusive and not exclusive.

      2. Guaranty.

            2.1 Guaranty of Payment. The Guarantor hereby irrevocably and unconditionally guarantees to the Senior Noteholders that the Guaranteed Obligations will be paid in full when due and payable, whether at the stated or accelerated maturity thereof or upon any mandatory or voluntary prepayment or otherwise. The Guarantor's liability under this Amended and Restated Deed shall be as a principal debtor and not a secondary obligor. As used in this Amended and Restated Deed, the expressions "pay in full," "paid in full" or "payment in full" mean, with respect to the Guaranteed Obligations, the final and indefeasible payment in full in cash of all of the Guaranteed Obligations in accordance with their terms.

            2.2 Obligations of Guarantor Absolute, Etc. The obligations of the Guarantor under this Amended and Restated Deed are absolute and unconditional. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Senior Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of the Senior Noteholders with respect thereto. The liability of the Guarantor under this Amended and Restated Deed is absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of the Senior Notes;

            (b) any change in the time, manner or place of payment of the Guaranteed Obligations;

            (c) any amendment or modification of or supplement to the Senior Notes (including, without limitation, any amendment or adjustments that would increase the amount of the Guaranteed Obligations), or any furnishing or acceptance of any security, or any release of any security with respect to the Guaranteed Obligations;

            (d) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Senior Notes or nonexercise of any right, remedy, power or privilege under or in respect of the Senior Notes;

            (e) any counterclaim, setoff, recoupment or defense based upon any claim the Guarantor or the Company may have against the Senior Noteholders;

            (f) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Company, any of its Affiliates, the Guarantor or their respective properties or creditors;

            (g) any invalidity or unenforceability, in whole or in part, of any term of this Amended and Restated Deed or of the Senior Notes;

            (h) any failure on the part of the Company for any reason to perform or comply with any term of the Senior Notes; or

            (i) any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

            2.3 Continuing Guaranty. This guaranty is an absolute, unconditional, present and continuing guaranty of payment and is in no way conditional or contingent; it shall remain in full force and effect until terminated pursuant to Section 6.

            2.4 Waivers. The Guarantor hereby waives, to the fullest extent permitted by applicable law, (a) all presentments, demands for performance, notice of non-performance, protests, notices of protests and notices of dishonor in connection with the Guaranteed Obligations or any agreement relating thereto;
(b) notice of acceptance of this Amended and Restated Deed; (c) any requirement of diligence or promptness on the part of a Senior Noteholder in the enforcement of its rights under this Amended and Restated Deed or under the Senior Notes;
(d) any enforcement of any present or future agreement or instrument relating directly or indirectly to the Guaranteed Obligations; (e) notice of any of the matters referred to in Section 2.2; (f) notices of every kind and description that may be required to be given by any statute or rule of law; and (g) any defense of any kind that it may now or hereafter have with respect to its liability under this Amended and Restated Deed to the fullest extent permitted by law. Without limiting the foregoing, the Senior Noteholders shall not be required to make any demand upon, or to pursue or exhaust any rights or remedies against the Company for the Guaranteed Obligations. No course of dealing and no delay or failure on the part of a Senior Noteholder in exercising any right, power or remedy under this Amended and Restated Deed will operate as a waiver thereof or otherwise prejudice such Senior Noteholder's rights, powers or remedies; nor shall any single or partial exercise of any right under this Amended and Restated Deed preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies provided in this Amended and Restated Deed are cumulative and no right, power or remedy conferred hereby is exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. The Guarantor agrees that it will not enforce or otherwise exercise or claim or assert any rights of subrogation or contribution against any Person with respect to the Guaranteed Obligations or any security therefor unless and until all the Guaranteed Obligations are paid in full.

      3. Representations and Warranties.

            3.1 Organization. The Guarantor was duly organized as an exempted company with limited liability under the laws of the Cayman Islands, and is validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as currently conducted or as proposed to be conducted following the completion of the Transactions.

            3.2 Authorization; Approvals. The Guarantor has all necessary power and authority to execute and deliver this Amended and Restated Deed and to perform its obligations under this Amended and Restated Deed. The execution, delivery and performance of this Amended and Restated Deed by the Guarantor have been duly and validly authorized by all necessary action, and no other proceedings on the part of the Guarantor are necessary to authorize this Amended and Restated Deed. This Amended and Restated Deed has been duly and validly executed and delivered by the Guarantor and, assuming the due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor it in accordance with its terms.

            3.3 Noncontravention. The execution, delivery and performance of this Amended and Restated Deed by the Guarantor do not constitute and will not result in (i) a breach or violation of, or a default under, the organizational documents of the Guarantor or (ii) a breach or violation of, or default under, any Law or Contract.

            3.4 Solvency. The Guarantor was and will be solvent, both before and after giving effect to the Transactions.

      4. Covenants of the Guarantor. The Guarantor covenants and agrees that until all of the Guaranteed Obligations have been paid in full:

            4.1 No Restricted Payments. The Guarantor shall not, and shall not permit any of its subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum or property for any Restricted Payment, except that the (i) Guarantor may make payments as dividends in cash in respect of the Series A Preferred Shares and (ii) each of the Guarantor and its subsidiaries may make payments as dividends in cash on any trust preferred or similar securities that it may issue; provided, in the case of clauses (i) and (ii), that the Company shall have made all payments of interest required on the Senior Notes in cash and that such dividends in the aggregate shall not exceed $5 million per year. Notwithstanding the foregoing, (A) nothing in this Section 4.1 shall prevent the Guarantor from (i) redeeming the Series A Preferred Shares in accordance with their terms upon an Initial Public Offering (as defined in the written resolutions dated as of September 5, 2003 of the Guarantor's Board of Directors regarding the rights and preferences of the Series A Preferred Shares of the Guarantor), or (ii) paying dividends in kind on the Series A Preferred Shares, and (B) after such time as the aggregate Principal Amount of the Senior Notes is less than $18,212,000, the Guarantor may redeem, retire, repurchase or otherwise acquire the Series A Preferred Shares.

            4.2 Limitations on Affiliate Transactions. The Guarantor shall not, and shall not permit any of its subsidiaries to, directly or indirectly, engage in any transactions with FPC or any of its Affiliates or any other Affiliate of the Guarantor, or make an assignment or other transfer of properties or assets to FPC or any of its Affiliates or any other Affiliate of the Guarantor except
(i) transactions that, in the good faith judgment of the Board of Directors of the Guarantor, are no less favorable to the Guarantor or the applicable subsidiary as it would obtain in an arms-length transaction with an unaffiliated third party or (ii) transactions and transfers among the Guarantor and its wholly-owned subsidiaries.

            4.3 Provision of Information.

            (a) The Guarantor shall deliver to the Senior Noteholders, as and when available after the end of each of the first three quarters of each fiscal year, quarterly financial reports in the form prepared for the Guarantor's board of directors. Notwithstanding anything to the contrary contained in the immediately preceding sentence, the Guarantor shall deliver such quarterly financial reports to the Senior Noteholders within forty five (45) days after the end of each relevant fiscal quarter (or, if the Guarantor is in good faith and diligently seeking to prepare and deliver such financial information, at such later date (not exceeding sixty (60) days after the end of such quarter) as circumstances may require); and

            (b) The Guarantor shall deliver to the Senior Noteholders, within one hundred and fifty (150) days after the end of the Guarantor's fiscal year, the audited annual financial statements of the Guarantor (including the notes thereto), including consolidated and consolidating balance sheets, income statements and statements of cash flow, accompanied by the audit report thereon of the Guarantor's independent public accountants.

            4.4 No Merger The Guarantor shall not consolidate or merge with or into, or sell, assign, transfer or lease all or substantially all of the assets of the Guarantor and its subsidiaries taken as a whole to any person unless the person formed by or surviving any such consolidation or merger (if other than the Guarantor), or to which such sale or conveyance is made, assumes, by written instrument in form and substance reasonably satisfactory to the Senior Noteholders, all the obligations of the Guarantor arising under this Amended and Restated Deed. Notwithstanding the foregoing, the Guarantor shall not consolidate or merge with or into, or sell, assign, transfer or lease all or substantially all of the assets of the Guarantor and its subsidiaries taken as a whole to any person if a primary purpose of such transaction is to avoid any restriction on the Guarantor contained in this Section 4.

      5. Notice of Certain Events. The Guarantor shall provide the Senior Noteholders with written notice of any Event of Default under any Senior Note promptly following (and not later than five business days following) any senior officer of the Guarantor obtaining actual knowledge thereof.

      6. Termination of Guaranty. At such time as all of the Guaranteed Obligations have been indefeasibly paid and/or performed in full, then the guaranty provided for in this Amended and Restated Deed shall terminate, provided, however, that the guaranty provided for in this Amended and Restated Deed shall be reinstated if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Senior Noteholders upon the insolvency, bankruptcy or reorganization of the Company or the Guarantor or otherwise, all as though such payment had not been made.

      7. Miscellaneous.

            7.1 Indemnification. The Guarantor shall indemnify and reimburse the Senior Noteholders from and against any and all losses, costs, expenses and other damages of any kind or nature whatsoever ("Loss") incurred by the Senior Noteholders as a result of, or otherwise arising out of, any breach by the Guarantor of any provision of this Amended and Restated Deed, including the representations contained herein; provided, however, that the aggregate Losses indemnified by Guarantor pursuant to this Section 7.1 shall be limited to an amount equal to the Guaranteed Obligations less any amounts that have been indefeasibly paid under the Senior Notes.

            7.2 Notices. Any notice or communication must be given in writing or delivered in person or sent by documented overnight delivery service addressed as follows:

            if to the Guarantor:

            c/o Fox Paine & Company, LLC
            950 Tower Lane, Suite 1150
            Foster City, California  94404
            Attention:  Saul A. Fox

            with a copy to:

            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, New York  10019
            Attention:  Elliott V. Stein
                        Mitchell S. Presser

            if to any Senior Noteholder, to:

            c/o The AMC Group, L.P.
            555 Croton Road, Suite 300
            King of Prussia, Pennsylvania  19406
            Attention:  President

            with a copy to:

            Drinker Biddle & Reath LLP
            One Logan Square
            18th and Cherry Streets
            Philadelphia, Pennsylvania  19103
            Attention:  Robert C. Juelke

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

            7.3 Amendments and Waivers. Neither this Amended and Restated Deed nor any term hereof may be amended or supplemented or waived orally or in writing, except that (a) any term of this Amended and Restated Deed may be amended with (but only with) the written consent of the Guarantor and Senior Noteholders holding a majority in Principal Amount of the then outstanding Senior Notes held by all of the Senior Noteholders and (b) the observance of any term of this Amended and Restated Deed may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Senior Noteholders holding a majority in Principal Amount of the then outstanding Senior Notes held by all of the Senior Noteholders.

            7.4 Governing Law. This Amended and Restated Deed shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly-performed within such state, without regard to the conflicts of law principles of such state.

            7.5 Jurisdiction. Except as otherwise set forth in this Amended and Restated Deed, any suit, action or other proceeding ("Action") seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Amended and Restated Deed shall be brought in the United States District Court for the District of Delaware or any Delaware State court, so long as one of such courts shall have subject matter jurisdiction over such Action, and each of the parties irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action that is brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.2 shall be deemed effective service of process on such party.

            7.6 WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT.

            7.7 Acknowledgement of Terms of Senior Notes; Relationship to Senior Notes. The Guarantor hereby acknowledges receipt from the Company of a correct and complete copy of each Senior Note and consents to all of the provisions of the Senior Notes as in effect on the date of this Amended and Restated Deed and agrees that its consent is not required for any amendments, modifications, restatements or waivers with respect to the Senior Notes or any of the provisions thereof. If any of the terms of this Amended and Restated Deed are inconsistent with those of the Senior Notes (including, without limitation, any amendments, restatements, supplements and waivers that the Guarantor has been made aware of), those of the Senior Notes shall control.

            7.8 Successors and Assigns. A Senior Noteholder may assign or transfer this Amended and Restated Deed and any or all rights or obligations under this Amended and Restated Deed without the consent of the Guarantor and without prior notice if such Senior Noteholder has assigned or transferred its Senior Note pursuant to Section 10(a) of the Senior Note. The Guarantor shall not assign or transfer this Amended and Restated Deed or any rights or obligations under this Amended and Restated Deed without the prior written consent of the Senior Noteholder. The rights and privileges of each Senior Noteholder under this Amended and Restated Deed shall inure to the benefit of its successors and assigns. All promises, covenants and agreements of the Guarantor contained in this Amended and Restated Deed shall be binding upon its successors and assigns.

            7.9 Counterparts; Third Party Beneficiaries. This Amended and Restated Deed may be signed in any number of counterparts, each of which shall be an original, with the same effect as if such signatures were upon the same instrument. A facsimile or photocopied signature (which may be delivered by facsimile) shall be deemed to be the functional equivalent of an original for all purposes. This Amended and Restated Deed shall become effective when each party shall have received a counterpart of this Amended and Restated Deed signed by each other party. No provision of this Amended and Restated Deed is intended to confer, and no such provision shall confer upon any Person other than the parties any rights or remedies.

            7.10 Captions. The captions are included in this Amended and Restated Deed for convenience of reference only and shall be ignored in the construction or interpretation of this Amended and Restated Deed. All references to Sections contained in this Amended and Restated Deed shall be to Sections of this Amended and Restated Deed unless otherwise stated.

            7.11 Severability. If this Amended and Restated Deed, or any of its provisions, or the performance of any provision, is found to be illegal or unenforceable, the parties shall be excused from the performance of such portions of this Amended and Restated Deed as shall be found to be illegal or unenforceable without affecting the validity of the remaining provisions of this Amended and Restated Deed; provided, however, that the remaining provisions of this Amended and Restated Deed shall in their totality constitute a commercially reasonable agreement.

            7.12 Entire Agreement. This Amended and Restated Deed constitutes the entire agreement among the parties with respect to the subject matter of this Amended and Restated Deed and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Amended and Restated Deed.

            7.13 Trustees. All actions under or pursuant to this Amended and Restated Deed by the Trustees are in their respective capacities as trustees under the Trusts and not as individuals.


                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties have caused this Amended and Restated Deed to be duly executed as a deed by their respective authorized officers or trustees as of the day and year first above written.

                                        UNITED NATIONAL GROUP, LTD.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        RUSSELL C. BALL, III, ANDREW L. BALL,
                                        PNC BANK, N.A., TRUSTEES U/W OF RUSSELL
                                        C. BALL, SR., AS APPOINTED BY RUSSELL C.
                                        BALL, JR. F/B/O RUSSELL C. BALL, III


                                        By:
                                           -------------------------------------
                                           Name:  Russell C. Ball, III
                                           Title: Trustee

                                        RUSSELL C. BALL, III, ANDREW L. BALL,
                                        PNC BANK, N.A., TRUSTEES U/W OF RUSSELL
                                        C. BALL, SR., AS APPOINTED BY RUSSELL C.
                                        BALL, JR. F/B/O ANDREW L. BALL


                                        By:
                                           -------------------------------------
                                           Name:  Russell C. Ball, III
                                           Title: Trustee


                      [SIGNATURE PAGE TO DEED OF GUARANTY]

                                        RUSSELL C. BALL, III, ANDREW L. BALL,
                                        PNC BANK, N.A., TRUSTEES U/A/T OF ETHEL
                                        M. BALL; DATED 2/9/67, AS APPOINTED BY
                                        RUSSELL C. BALL, JR. F/B/O RUSSELL C.
                                        BALL, III


                                        By:
                                           -------------------------------------
                                           Name:  Russell C. Ball, III
                                           Title: Trustee

                                        RUSSELL C. BALL, III, ANDREW L. BALL,
                                        PNC BANK, N.A., TRUSTEES U/A/T OF ETHEL
                                        M. BALL; DATED 2/9/67, AS APPOINTED BY
                                        RUSSELL C. BALL, JR. F/B/O ANDREW L.
                                        BALL


                                        By:
                                           -------------------------------------
                                           Name:  Russell C. Ball, III
                                           Title: Trustee

                                        RUSSELL C. BALL, III, ANDREW L. BALL,
                                        PNC BANK, N.A., TRUSTEES U/A/T OF
                                        RUSSELL C. BALL, JR.; DATED 11/9/67


                                        By:
                                           -------------------------------------
                                           Name:  Russell C. Ball, III
                                           Title: Trustee

                                        RUSSELL C. BALL, III, ANDREW L. BALL,
                                        PNC BANK, N.A., TRUSTEES U/A/T OF
                                        RUSSELL C. BALL, JR.; DATED 6/9/69


                                        By:
                                           -------------------------------------
                                           Name:  Russell C. Ball, III
                                           Title: Trustee


                      [SIGNATURE PAGE TO DEED OF GUARANTY]

                                        RUSSELL C. BALL, III, ANDREW L. BALL,
                                        PNC BANK, N.A., TRUSTEES U/A/T OF
                                        RUSSELL C. BALL, JR.; DATED 1/29/70


                                        By:
                                           -------------------------------------
                                           Name:  Russell C. Ball, III
                                           Title: Trustee

                                        RUSSELL C. BALL, III, ANDREW L. BALL,
                                        PNC BANK, N.A., TRUSTEES U/A/T OF
                                        RUSSELL C. BALL, JR.; DATED 1/24/73


                                        By:
                                           -------------------------------------
                                           Name:  Russell C. Ball, III
                                           Title: Trustee

                                        RUSSELL C. BALL, III, ANDREW L. BALL,
                                        PNC BANK, N.A., TRUSTEES U/A/T OF
                                        RUSSELL C. BALL, JR.; DATED 12/22/76
                                        F/B/O RUSSELL C. BALL, III


                                        By:
                                           -------------------------------------
                                           Name:  Russell C. Ball, III
                                           Title: Trustee

                                        RUSSELL C. BALL, III, ANDREW L. BALL,
                                        PNC BANK, N.A., TRUSTEES U/A/T OF
                                        RUSSELL C. BALL, JR.; DATED 12/22/76
                                        F/B/O ANDREW L. BALL


                                        By:
                                           -------------------------------------
                                           Name:  Russell C. Ball, III
                                           Title: Trustee


                      [SIGNATURE PAGE TO DEED OF GUARANTY]